Exhibit 23(a)
                                                                   -------------


August 26, 1998


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement of EXEL Limited on Form S-3 of our report dated January 11, 1998 on our audits of the financial statements and financial statement schedules of EXEL Limited, as of November 30, 1997 and 1996 and for the years ended November 30, 1997, 1996 and 1995, which report is included in its Annual Report on Form 10-K for the year ended November 30, 1997(as amended by the Form 10K/A filed June 26, 1998), filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "EXPERTS".

/s/  PRICEWATERHOUSECOOPERS
Hamilton, Bermuda